Exhibit 5.1
WINSTEAD
300 Convent Street, Suite 2700
San Antonio, TX 78205

210.277.6800 office
210.277.6810 fax
winstead.com
June 5, 2015
Abraxas Petroleum Corporation
18803 Meisner Drive
San Antonio, Texas 78258

Re:
Registration Statement on Form S-8 for the Abraxas Petroleum Corporation Amended and Restated 2005 Employee Long-Term Equity Incentive Plan, as amended, and the Abraxas Petroleum Corporation Amended and Restated 2005 Non-Employee Directors Long-Term Equity Incentive Plan, as amended

Dear Ladies and Gentlemen:
We have acted as counsel to Abraxas Petroleum Corporation, a Nevada corporation (the “Company”), in connection with its Registration Statement on Form S-8 (the “Registration Statement”) filed under the Securities Act of 1933, as amended (the “Act”), relating to the registration of the offer and sale of up to 1,800,000 shares (the “Shares”) of its Common Stock, par value $0.01 per share (“Common Stock”), reserved for issuance under that certain Amended and Restated 2005 Employee Long-Term Equity Incentive Plan, as amended (the “Employee Plan”), and that certain Amended and Restated 2005 Non-Employee Directors Long-Term Equity Incentive Plan, as amended (together with the Employee Plan, the “Plans”).
We have examined and relied upon the originals or certified copies of all documents, certificates and instruments as we have deemed necessary for the purposes of the opinions expressed herein, including the Registration Statement, the Articles of Incorporation, as amended, and the Bylaws, as amended and restated, of the Company, certain resolutions adopted by the Board of Directors and the stockholders and copies of the Plans. In making the foregoing examinations, we have assumed the genuineness of all signatures on original documents, the authenticity of all documents submitted to us as originals and the conformity to original documents of all copies submitted to us, and the legal competence of all signatories to such documents.
We have assumed that (i) at the time of issuance of any Shares, there shall be a sufficient number of duly authorized and unissued shares of Common Stock to accommodate such issuance; (ii) appropriate action will be taken to register and qualify the Shares for sale under all applicable state securities laws; (iii) the
Shares to be sold are issued in accordance with the terms of the Plans; (iv) the Company receives the full consideration for the Shares as stated in the Plans; and (v) the per share consideration for each Share includes payment of cash or other lawful consideration at least equal to the par value of the Company’s Common Stock. It is understood that this opinion is to be used only in connection with the offer and sale of the Shares while the Registration Statement is still in effect.
Abraxas Petroleum Corporation

June 5, 2015

Based solely upon the foregoing, and subject to the qualifications, assumptions and other statements set forth herein, it is our opinion that the Shares have been duly authorized, and when issued and delivered in accordance with the terms of the Plans, will be validly issued, fully paid and nonassessable.
We express no opinion as to the law of any jurisdiction other than the general corporate laws of the State of Nevada. The reference and limitation to the “general corporate laws of the State of Nevada” includes the statutory provisions of Chapter 78 of the Nevada Revised Statutes and all applicable provisions of the Nevada Constitution and reported judicial decisions interpreting these laws. We express no opinion as to any matter other than as set forth herein, and no opinion may be inferred or implied herefrom. The opinion expressed herein is given as of this date, and we do not undertake to supplement this opinion with respect to any events or changes occurring subsequent to the date of this letter.
We hereby consent to the use of this opinion as an Exhibit to the Registration Statement. In giving this consent, we do not admit that we come within the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission promulgated thereunder.
Very truly yours,
/s/ Winstead PC
Winstead PC
4829-5199-6708v.1